UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 2, 2017

IAC/INTERACTIVECORP

(Exact name of registrant as specified in charter)

Delaware	0-20570	59-2712887
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01               Entry into a Material Definitive Agreement.

0.875% Exchangeable Senior Notes due 2022

On October 2, 2017, IAC FinanceCo, Inc. (“IAC FinanceCo”), a Delaware corporation and direct, wholly owned subsidiary of IAC/InterActiveCorp, a Delaware corporation (the “Company”), completed its previously announced private offering of $517.5 million aggregate principal amount of its 0.875% Exchangeable Senior Notes due 2022 (the “Notes”), which includes $67.5 million aggregate principal amount of the Notes (the “Over-Allotment Notes”) sold pursuant to an option granted to the initial purchasers of the Notes (the “initial purchasers”) solely to cover over-allotments, which option was exercised in full on September 27, 2017.

The Notes were offered only to investors that are both qualified institutional buyers (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) and qualified purchasers (for purposes of Section 3(c)(7) of the Investment Company Act of 1940, as amended).  The Notes have not been, and will not be, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The net proceeds from the sale of the Notes were approximately $500.5 million, after deducting fees and estimated expenses.  The portion of the net proceeds to the Company and its consolidated subsidiaries from the offering that were used to pay the premium on the Exchangeable Note Hedge Transactions and the Additional Exchangeable Note Hedge Transactions (each as defined below) (calculated after taking into account the proceeds from the sale of the warrants, as described below) was approximately $50.7 million.  IAC FinanceCo intends to use the remainder of the net proceeds from the offering for general corporate purposes, including lending to the Company, which repaid in full its outstanding 4.875% Senior Notes due 2018 (the “2018 Notes”) in connection with the closing of the offering.

Indenture

IAC FinanceCo issued the Notes under an indenture dated as of October 2, 2017 (the “Indenture”), among IAC FinanceCo, the Company and Computershare Trust Company, N.A., as trustee (the “Trustee”).

The Notes bear cash interest from October 2, 2017 at an annual rate of 0.875% payable on April 1 and October 1 of each year (including on the maturity date), beginning on April 1, 2018.  The Notes will mature on October 1, 2022 unless earlier repurchased, redeemed or exchanged, and are guaranteed on a senior unsecured basis by the Company.

Holders may surrender all or any portion of their Notes for exchange, in multiples of $1,000 principal amount, at their option at any time prior to the close of business on the business day immediately preceding July 1, 2022 only under the following circumstances:  (1) during any calendar quarter commencing after the calendar quarter ending on December 31, 2017 (and only during such calendar quarter), if the last reported sale price of the common stock underlying the Notes (the “Reference Common Stock,” which on the issue date is the Company’s Common Stock, par value $0.001 per share (the “Company Common Stock”)), for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the exchange price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Reference Common Stock and the exchange rate (as set forth below) on each such trading day; (3) if IAC FinanceCo calls the Notes for redemption (as described below), at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events specified in the Indenture.  On or after July 1, 2022 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may surrender all or any portion of their Notes for exchange, in multiples of $1,000 principal amount, at their option, regardless of the foregoing conditions.  Upon exchange of a Note, IAC FinanceCo will satisfy its exchange obligation by paying or delivering, or causing to be paid or delivered, as the case may be, cash, shares of the Reference Common Stock or a combination of cash and shares of the Reference Common Stock, at IAC FinanceCo’s election, in amounts determined in the manner set forth in the Indenture.

The exchange rate for the Notes is initially 6.5713 shares of the Company Common Stock per $1,000 principal amount of the Notes, which is equivalent to an initial exchange price of approximately $152.18 per share of the Company Common Stock.  The initial exchange price of the Notes represents a premium of approximately 32.50% to the $114.85 per share last reported sale price of the Company Common Stock on September 26, 2017.  The exchange rate is subject to adjustments as set forth in the Indenture.

IAC FinanceCo may redeem for cash all, but not less than all, of the Notes, at its option, if at any time following the first original issuance date of the Notes the legal entity whose common stock is the Reference Common Stock (the “Reference Entity,” which on the issue date is the Company) publicly announces that it intends to consummate a Reverse Spin-Off, Reverse Split-Off or Share Election Merger (each as defined in the Indenture) that, if consummated, would constitute or would reasonably be expected to constitute a Fundamental Change or Make-Whole Fundamental Change (each as defined in the Indenture) at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the redemption date (other than in limited circumstances when the redemption price will be equal to 100% of the principal amount of the Notes).

If a Fundamental Change occurs, subject to certain conditions, holders will have the right, at their option, to require IAC FinanceCo to repurchase for cash all of their Notes, or any portion of the principal thereof, that is equal to $1,000 or a multiple of $1,000, at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

If the Effective Date (as defined in the Indenture) of a Make-Whole Fundamental Change occurs prior to the maturity date of the Notes or IAC FinanceCo gives a notice of redemption with respect to the Notes and, in each case, a holder elects to exchange its Notes in connection with such Make-Whole Fundamental Change or notice of redemption, as applicable, IAC FinanceCo will, under certain circumstances, increase the exchange rate for the Notes so surrendered for exchange by a number of additional shares of the Reference Common Stock, as described in the Indenture.

Upon certain events of default, including cross acceleration to certain other indebtedness of the Company and certain of its subsidiaries, occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the unpaid principal of the Notes and accrued and unpaid interest, if any, thereon immediately due and payable.  In the case of certain events of bankruptcy, insolvency or reorganization relating to the Company or certain of its subsidiaries, the principal amount of the Notes together with accrued and unpaid interest, if any, thereon will automatically become and be immediately due and payable.

The Indenture provides that, in certain circumstances and subject to the satisfaction of certain conditions set forth in the Indenture, the Company’s guarantee of the Notes may be released or released and replaced and the Reference Common Stock may change.

The foregoing descriptions of the Indenture and the Notes are not intended to be complete and are qualified in their entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 hereto and is incorporated by reference herein.

Exchangeable Note Hedge and Warrant Transactions

As previously announced, in connection with the pricing of the Notes, on September 26, 2017, IAC FinanceCo entered into exchangeable note hedge transactions (the “Exchangeable Note Hedge Transactions”) with certain of the initial purchasers and/or their respective affiliates (the “Option Counterparties”).  The Exchangeable Note Hedge Transactions cover, subject to customary anti-dilution and other adjustments substantially similar to those applicable to the Notes, the number of shares of Company Common Stock underlying the Notes and have a strike price corresponding to the exchange price of the Notes.  Concurrently with IAC FinanceCo entering into the Exchangeable Note Hedge Transactions, the Company also entered into warrant transactions with the Option

Counterparties whereby the Company sold to the Option Counterparties warrants to purchase, subject to customary anti-dilution and other adjustments, up to the same number of shares of Company Common Stock (the “Warrant Transactions”).

In connection with the exercise by the initial purchasers of their option to purchase the Over-Allotment Notes, on September 27, 2017, IAC FinanceCo entered into additional exchangeable note hedge transactions with the Option Counterparties (the “Additional Exchangeable Note Hedge Transactions”) and the Company entered into additional warrant transactions with the Option Counterparties (the “Additional Warrant Transactions” and, together with the Additional Exchangeable Note Hedge Transactions, the Warrant Transactions and the Exchangeable Note Hedge Transactions, the “Exchangeable Note Hedge and Warrant Transactions”).

The Exchangeable Note Hedge Transactions and the Additional Exchangeable Note Hedge Transactions are expected to reduce the potential dilutive effect on the Company Common Stock upon any exchange of Notes and/or offset any cash payments IAC FinanceCo is required to make in excess of the principal amount of exchanged Notes, as the case may be, in the event that the market price of the Company Common Stock is greater than the strike price of the Exchangeable Note Hedge Transactions and the Additional Exchangeable Note Hedge Transactions (which is initially approximately $152.18 per share of Company Common Stock).

The Warrant Transactions and the Additional Warrant Transactions could separately have a dilutive effect on the Company Common Stock to the extent that the market price per share of the Company Common Stock (as measured over the measurement period at the maturity of the warrants) exceeds the applicable strike price of the warrants, which is initially $229.70, representing a premium of 100% to the $114.85 per share last reported sale price of the Company Common Stock on September 26, 2017.

The portion of the net proceeds to the Company and its consolidated subsidiaries from the offering that were used to pay the premium on the Exchangeable Note Hedge Transactions and the Additional Exchangeable Note Hedge Transactions (calculated after taking into account the proceeds from the sale of the warrants) was approximately $50.7 million.

The Exchangeable Note Hedge and Warrant Transactions are not part of the terms of the Notes and will not affect any holder’s rights under the Notes.  Holders of the Notes, other than the Option Counterparties, will not have any rights with respect to the Exchangeable Note Hedge and Warrant Transactions.

Registration Rights Agreement

On October 2, 2017, IAC FinanceCo and the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the representatives of the initial purchasers under which the Company agreed, for the benefit of the holders of the Notes and any Company Common Stock deliverable on exchange of the Notes, that the Company will, at its cost:

•                  use commercially reasonable efforts to file a shelf registration statement (which shall be an automatic shelf registration statement if the Company is then a well-known seasoned issuer, as defined in Rule 405 under the Securities Act) with the U.S. Securities and Exchange Commission (the “SEC”) and to cause such shelf registration statement to become effective on or prior to the 181st day after the first date of original issuance of the Notes, covering resales of the shares of the Company Common Stock, if any, issuable upon exchange of the Notes; and

•                  use commercially reasonable efforts to keep such shelf registration statement effective until the earlier of:  (1) the 20th trading day immediately following the maturity date of the Notes and (2) the date on which there are no longer any Notes or ‘‘restricted’’ (within the meaning of Rule 144 under the Securities Act) shares of the Company Common Stock outstanding that have been received upon exchange of the Notes; provided, however, that the Company shall not be required to keep such shelf registration statement effective if:  (x) the Company is no longer the Reference Entity and (y) the successor Reference Entity has entered into a joinder agreement to the Registration Rights Agreement.

If the Company does not satisfy certain obligations in the Registration Rights Agreement, including the above requirements, then, subject to certain exceptions including permitted blackout periods, additional interest will accrue on the relevant Notes, from and including the day following such registration default to but excluding the earlier of (1) the day on which such registration default has been cured and (2) the date the registration statement is no longer required to be kept effective for the Reference Common Stock.  The liquidated damages will be paid to those entitled to interest payments on such dates semi-annually in arrears on each April 1 and October 1 to the person in whose name a note that is entitled to such liquidated damages is registered at the close of business on the immediately preceding regular record date, at a rate per year equal to 0.25% of the principal amount of the relevant Notes to and including the 90th day following such registration default and 0.50% of the principal amount of the relevant Notes thereafter.

The foregoing description of the Registration Rights Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The information with respect to the Credit Agreement and the Joinder Agreement (each as defined below) set forth in Item 1.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 1.02              Termination of a Material Definitive Agreement.

Credit Agreement Joinder

In connection with the contribution (as described below), on October 2, 2017, in order to fulfill its obligations under that certain Credit Agreement (the “Credit Agreement”), dated as of December 21, 2012, as amended and restated as of October 7, 2015, as amended as of December 14, 2016 and as further amended as of September 25, 2017, by and among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), IAC Group, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of the Company (“IAC Group”), entered into a joinder and reaffirmation agreement (the “Joinder Agreement”), by and among IAC Group, the Company, each of the other loan parties party to the Credit Agreement and the Administrative Agent.  Pursuant to the Joinder Agreement, IAC Group became the successor borrower to the Company under the Credit Agreement, and the Company’s obligations under the Credit Agreement were terminated.

The foregoing description of the Joinder Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Joinder Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Satisfaction and Discharge

On October 2, 2017, the Company called for redemption all of its outstanding 2018 Notes.  The 2018 Notes will be redeemed and cancelled on November 30, 2017. In connection with the redemption, the Company satisfied and discharged that certain Indenture, dated as of November 15, 2013, by and among the Company, as issuer, the guarantors named therein and Computershare Trust Company, N.A., as trustee, relating to the 2018 Notes.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information with respect to the Notes and the Indenture set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02              Unregistered Sales of Equity Securities.

The information with respect to the Notes and the Indenture set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01              Other Events.

Contribution

On October 2, 2017, the Company and IAC Group entered into that certain contribution and assignment and assumption agreement (the “Contribution Agreement”).  Pursuant to the Contribution Agreement, the Company contributed and assigned to IAC Group all of the Company’s right, title, and interest in and to the equity interests in substantially all of the Company’s direct subsidiaries (except IAC FinanceCo) and certain intercompany receivables and assigned to IAC Group certain intercompany payables.

Stipulated Order

On October 3, 2017, the Delaware Court of Chancery entered a stipulated order regarding the payment of attorneys’ fees to counsel for plaintiffs in litigation involving the Company that was dismissed as moot in June 2017, as was disclosed in a Current Report on Form 8-K filed by the Company with the SEC on June 23, 2017.  The stipulated order entered by the Court is attached as Exhibit 99.1 hereto.

Item 9.01              Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Indenture for 0.875% Senior Exchangeable Notes due 2022, dated as of October 2, 2017, among IAC FinanceCo, Inc., IAC/InterActiveCorp and Computershare Trust Company, N.A., as Trustee.
10.1	Registration Rights Agreement, dated as of October 2, 2017, among IAC/InterActiveCorp, IAC FinanceCo, Inc., J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC.
10.2

Joinder and Reaffirmation Agreement, dated as of October 2, 2107, among IAC/InterActiveCorp, IAC Group, LLC, each of the parties listed on Schedule 1 thereto and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Stipulation and Order of Dismissal, In re IAC/InterActiveCorp Class C Reclassification Litigation, Cons. C.A. No. 12975-VCL (Del. Ch. October 3, 2017).

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture for 0.875% Senior Exchangeable Notes due 2022, dated as of October 2, 2017, among IAC FinanceCo, Inc., IAC/InterActiveCorp and Computershare Trust Company, N.A., as Trustee.
10.1	Registration Rights Agreement, dated as of October 2, 2017, among IAC/InterActiveCorp, IAC FinanceCo, Inc., J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC.
10.2

Joinder and Reaffirmation Agreement, dated as of October 2, 2107, among IAC/InterActiveCorp, IAC Group, LLC, each of the parties listed on Schedule 1 thereto and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Stipulation and Order of Dismissal, In re IAC/InterActiveCorp Class C Reclassification Litigation, Cons. C.A. No. 12975-VCL (Del. Ch. October 3, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

By:	/s/ Gregg Winiarski
Name:	Gregg Winiarski
Title:	Executive Vice President, General Counsel and Secretary

Date:  October 6, 2017